UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA		95052-8090
(Address of principal executive offices)		(Zip Code)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 1.01                                        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 25, 2009, at the Company’s 2009 Annual Meeting of Stockholders, the stockholders of National Semiconductor Corporation, a Delaware corporation (“National” or the “Company”), approved the National Semiconductor Corporation 2009 Incentive Award Plan (the “Plan”).

The Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards, dividend equivalents, stock payments, deferred stock, other stock-based awards, and performance-based awards to eligible individuals as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors.

The Plan will be administered by the Compensation Committee, which may in turn delegate to a committee of one or more members of the Company’s Board of Directors or one or more officers of the Company the authority to grant or amend awards to participants other than the Company’s senior executives who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code.

An aggregate of 16,000,000 shares of common stock are available for grant pursuant to the Plan.  The maximum number of shares of common stock that may be subject to one or more awards granted to any one participant during any calendar year is 2,000,000.  The maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $5,000,000.

The foregoing summary description of the Plan is qualified in its entirety by reference to the actual terms of the Plan which is attached hereto as Exhibit 10.1.  For additional information regarding the Plan, refer to Proposal 4 (To Approve the National Semiconductor Corporation 2009 Incentive Plan) on pages 23-32 of National’s 2009 Proxy Statement as filed with the Securities Exchange Commission on August11, 2009, which is incorporated herein by reference.

Item 9.01                                           FINANCIAL STATEMENTS AND EXHIBITS

(d)                                       Exhibits

Exhibit No.	Description of Exhibit

10.1	National Semiconductor Corporation 2009 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: October 1, 2009	/s/ Todd M. DuChene
Todd M. DuChene Senior Vice President, General Counsel and Secretary